UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 29, 2024

Date of Report (Date of earliest event reported)

COLLECTIVE AUDIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40723	86-2861807
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street 16-079

New York, NY 10004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

(808) 829-1057

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CAUD	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock for $11.50 per share	CAUDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 29, 2024, Collective Audience, Inc. (the “Company”), a Delaware corporation, entered into two agreements with The Odyssey SAS (dba BeOp) (“BeOp”), a company organized under the laws of France specializing in conversational advertising: (i) the parties entered into a binding Letter of Intent (the “Binding LOI”) whereby the Company is bound to acquire 100% of the ownership of BeOp, subject to certain closing conditions (the “Acquisition”) and (ii) an interim exclusive joint venture and software license agreement (the “Interim License Agreement”) pursuant to which the Company obtained an exclusive license to commercialize the BeOp software in North America during the period between signing the Binding LOI and the expected closing (the “Closing”).

Binding Letter of Intent

As to the Binding LOI, the parties intend that the Company shall complete the Acquisition to be structured as an equity acquisition by share purchase or merger pursuant to a formal purchase or merger agreement to be entered into between the Company, BeOp and BeOp’s shareholders (the “Definitive Agreement”)

The consideration for the Acquisition shall consist of €2,000,000 of Company restricted common stock (the “Closing Shares”) less any outstanding unpaid debt or payables owed by BeOp at closing in excess of the Restructured Debt (as defined below) issued to the BeOp shareholders (the “Transaction Consideration”). The Closing Shares shall be priced on the twenty (20) trading day volume weighted average price (VWAP) immediately prior to the Closing. As further consideration for the Acquisition, in the event that BeOp achieves its currently forecasted gross revenue and EBITDA for 2024 and 2025, BeOp shareholders would be entitled to receive additional shares of common stock of the Company (the “Earn-out Shares”), equal to €200,000 worth of the Company’s common stock based on a twenty (20) day VWAP as of December 31, 2025.

At Closing, €400,000 of the Transaction Consideration will be heldback for a period of twelve (12) months following the Closing as security for any indemnification claims made by the Company. All claims for indemnification for breaches of general representations will be subject to a basket equal to €20,000, provided, however, that if indemnification claims exceed the basket, then the indemnification payments will be from dollar one. Breaches of covenants or fundamental representations and warranties are limited to an amount equal to the value of a BeOp shareholders portion of the Closing Shares and, to the extent issued or issuable, any Earn-Out Shares. The foregoing limitations will not apply to claims arising out of fraud.

In addition to the below closing conditions, the Acquisition is conditioned upon a restructuring of BeOp’s existing debt to be implemented immediately from the date hereof by way of restructuring proceedings in the Commercial Court of Paris, France, in the amount of €2,000,000 (the “Restructured Debt”), which process is anticipated to take ninety (90) days.

As further support for the Acquisition and the proceedings related to the Restructured Debt, the Company will undertake to contribute to an escrow account upon execution of this Binding LOI (at the direction of the Commercial Court of Paris) €350,000 (the “Escrow Proceeds”) which shall be released to BeOp upon completion of a successful Closing to be used by BeOp following the Closing for working capital purposes. In the event that the Closing is not consummated, the Escrow Proceeds will be returned to the Company.

The Definitive Agreement will provide for certain closing conditions of the Company to consummate the Acquisition, including but not limited to: (i) approval by the Commercial Court of Paris of BeOp’s debt restructuring plan; (ii) approval of the eventual definitive agreement by the respective board of directors for both the Company and BeOp; (iii) approval by shareholders of BeOp of the Definitive Agreement; (iv) accuracy of the representations and warranties of the Company in all respects; (v) employment agreements and non-competition agreements to be entered into by certain BeOp employees, to be identified in the Definitive Agreement; (vi) absence of material pending or threatened litigation, claims, investigations or other matters affecting the Company or the Acquisition that would prevent the Commercial Court of Paris from approving the restructuring plan; (vii) no material adverse change to the business or assets of BeOp; and (viii) the obtaining prior to Closing of all consents and approvals, governments, private or otherwise, or waivers of such consents and approvals, which may be necessary to permit BeOp to consummate the Acquisition, but excluding a due diligence out.

The Binding LOI will terminate upon the earlier of (i) the mutual written agreement of the parties hereto, or (ii) the failure of the Closing to occur within ninety (90) days.

Joint Venture and Software License Agreement

In connection with the Acquisition and as further consideration of the binding nature of the Binding LOI, on February 29, 2024, the Company and BeOp entered into a Joint Venture and Software License Agreement (the “Interim License Agreement”), pursuant to which the Company obtained an exclusive right to commercialize the BeOp software and services in North America for an interim period of up to ninety (90) days from the opening of restructuring proceedings related to the Restructured Debt.

As consideration for the Interim License Agreement, the Company will receive 100% of the revenue generated from the Interim License Agreement generated in North America, except for historical BeOp business in the territory, and BeOp will be paid an aggregate of €150,000, payable in three (3) monthly installments of €50,000 commencing on March 1, 2024.

As part of the joint venture and commercialization of the license, BeOp agrees to operate and support the North America business with full access to its core team and the Company will work to sell and commercialize BeOp’s product offerings in North America.

The term of this Interim License Agreement is for a period of ninety (90) days from the opening of the restructuring proceedings with the Commercial Court of Paris by BeOp, which term may be renewed upon mutual consent of the parties. The Interim License Agreement may be terminated (i) automatically upon the consummation of the Acquisition (at which point the Company will own BeOp), or (ii) upon the termination of the restructuring proceedings.

The foregoing descriptions of the Binding LOI and Interim License Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Binding LOI and Interim License Agreement attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On March 1, 2024, the Company issued a press release announcing the Binding LOI and Interim License Agreement with BeOp. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Forward Looking Statement

This Current Report includes “forward-looking statements” within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 including, without limitation, statements related to the parties’ ability to consummate the Acquisition, including the ability of both companies to secure all required regulatory, third-party and court approvals for the proposed Acquisition; availability of cash to meet BeOp’s debt restructuring obligations; the anticipated timing to close the Acquisition; the anticipated financial performance of the Company and BeOp both before and after the proposed Acquisition; and the anticipated benefits of the proposed Acquisition, including synergies to the Company’s business following the proposed Acquisition. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this Current Report. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements are disclosed in the company’s SEC filings. All forward-looking statements are expressly qualified in their entirety by such factors. The companies do not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	Form of Binding Letter of Intent, dated as of February 29, 2024, by and between Collective Audience, Inc. and The Odyssey SAS (dba BeOp).
10.2	Form of Joint Venture and Software License Agreement, dated as of February 29, 2024, by and between Collective Audience, Inc. and The Odyssey SAS (dba BeOp).
99.1	Press Release, dated March 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE AUDIENCE, INC.
Dated: March 1, 2024

	By:	/s/ Peter Bordes
	Name:	Peter Bordes
	Title:	Chief Executive Officer

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